Exhibit 3.2













                                     BYLAWS

                                       OF

                          eAPPLICANE INNOVATIONS, INC.

                                TABLE OF CONTENTS

ARTICLE I......................................................................1
   OFFICES.....................................................................1
      Section 1.1 Registered Office............................................1
      Section 1.2 Other Offices................................................1
ARTICLE II.....................................................................1
   SHAREHOLDERS................................................................1
      Section 2.1 Place of Meetings............................................1
      Section 2.2 Annual Meeting...............................................1
      Section 2.3 List of Shareholders.........................................1
      Section 2.4 Special Meetings.............................................2
      Section 2.5 Notice.......................................................2
      Section 2.6 Quorum.......................................................2
      Section 2.7 Voting.......................................................2
      Section 2.8 Method of Voting.............................................2
      Section 2.9 Record Date; Closing Transfer Books..........................3
      Section 2.10   Action by Consent.........................................3
ARTICLE III....................................................................3
   BOARD OF DIRECTORS..........................................................3
      Section 3.1 Management...................................................3
      Section 3.2 Qualification; Election; Term................................3
      Section 3.3 Number.......................................................3
      Section 3.4 Removal......................................................4
      Section 3.5 Vacancies....................................................4
      Section 3.6 Place of Meetings............................................4
      Section 3.7 Annual Meeting...............................................4
      Section 3.8 Regular Meetings.............................................4
      Section 3.9 Special Meetings.............................................4
      Section 3.10   Quorum....................................................4
      Section 3.11   Interested Directors......................................4
      Section 3.12   Committees................................................5
      Section 3.13   Action by Consent.........................................5
      Section 3.14   Compensation of Directors.................................5
      Section 3.15   Organization..............................................5
ARTICLE IV.....................................................................5
   NOTICE......................................................................5
      Section 4.1 Form of Notice...............................................5
      Section 4.2 Waiver.......................................................6
ARTICLE V......................................................................6
   OFFICERS AND AGENTS.........................................................6
      Section 5.1 In General...................................................6
      Section 5.2 Election.....................................................6
      Section 5.3 Other Officers and Agents....................................6
      Section 5.4 Compensation.................................................6
      Section 5.5 Term of Office and Removal...................................6
      Section 5.6 Employment and Other Contracts...............................7

      Section 5.7 Chairman of the Board of Directors...........................7
      Section 5.8 President....................................................7
      Section 5.9 Vice Presidents..............................................7
      Section 5.10   Secretary.................................................7
      Section 5.11   Assistant Secretaries.....................................7
      Section 5.12   Treasurer.................................................8
      Section 5.13   Assistant Treasurers......................................8
      Section 5.14   Bonding...................................................8
ARTICLE VI.....................................................................8
   CERTIFICATES REPRESENTING SHARES............................................8
      Section 6.1 Form of Certificates.........................................8
      Section 6.2 Lost Certificates............................................8
      Section 6.3 Transfer of Shares...........................................9
      Section 6.4 Transfer Agent...............................................9
      Section 6.5 Registered Shareholders......................................9
ARTICLE VII...................................................................10
   GENERAL PROVISIONS.........................................................10
      Section 7.1 Dividends...................................................10
      Section 7.2 Reserves....................................................10
      Section 7.3 Telephone and Similar Meetings..............................10
      Section 7.4 Books and Records...........................................10
      Section 7.5 Fiscal Year.................................................10
      Section 7.6 Seal. 10
      Section 7.7 Indemnification.............................................11
      Section 7.8 Insurance...................................................11
      Section 7.9 Resignation.................................................11
      Section 7.10   Amendment of Bylaws......................................11
      Section 7.11   Invalid Provisions.......................................11
      Section 7.12   Relation to Articles of Incorporation....................11

                                     BYLAWS
                                       OF
                          eAPPLIANCE INNOVATIONS, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1.1 Registered Office. The registered office and registered agent of 2225 E. Randol Mill Road, Suite 305, Arlington, Texas 76011 (the "Corporation") will be as from time to time set forth in the Corporation's Articles of Incorporation or in any certificate filed with the Secretary of State of the State of Texas to amend such information.

     Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 2.1 Place of Meetings. All meetings of the shareholders for the election of Directors will be held at the principal office of the Corporation or at such place, within or without the State of Texas, as may be fixed from time to time by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 Annual Meeting. An annual meeting of the shareholders will be held at such time as may be determined by the Board of Directors, at which meeting the shareholders will elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3 List of Shareholders. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or Corporation, whether o not it shall have express or other notice thereof, except as expressly provided by the laws of the state of the Corporation's incorporation. Such list will be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and will be subject to inspection by any shareholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any shareholder who may be present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.


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

     Section 2.4 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President or the Board of Directors, or will be called by the holders of not less than ten percent (10%) of all the shares issued, outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all shareholders entitled to vote are present and consent.

     Section 2.5 Notice. Written or printed notice stating the place, day and hour of any meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 2.6 Quorum. With respect to any matter, the presence in person or by proxy of the holders of a majority of the shares entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, or these Articles of Incorporation. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     Section 2.7 Voting. When a quorum is present at any meeting of the Corporation's shareholders, the vote of the holders of a majority of the shares entitled to vote that are actually voted on any question brought before the meeting will be sufficient to decide such question; provided that if the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, such express provision shall govern and control the decision of such question.

     Section 2.8 Method of Voting. Each outstanding share of the Corporation's capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such shareholder and bearing a date not more than eleven (11) months prior to such meeting, unless such instrument provides for a longer period. A telegram, telex,


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

cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors will be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

     Section 2.9 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, such record date to be not less than ten (10) nor more than [fifty (50)] days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than [fifty
(50)] days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed will be the record date.

     Section 2.10 Action by Consent. Except as prohibited by law, any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Texas, its principal place of business or an officer or agent of the Corporation having custody of the minute book.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1 Management. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2 Qualification; Election; Term. None of the Directors need be a shareholder of the Corporation or a resident of the State of Texas. The Directors will be elected by plurality vote at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected will hold office until whichever of the following occurs first: the next succeeding annual meeting and his successor is elected and qualified, his resignation, his removal from office by the shareholders or his death.

     Section 3.3 Number. The number of Directors of the Corporation will be at least one (1) and not more than eight (8). The number of Directors authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been made, the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Articles of Incorporation. [No decrease in the number of Directors will have the effect of shortening the term of any incumbent Director].



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

     Section 3.4 Removal. Any Director may be removed either for or without cause at any special meeting of shareholders by the affirmative vote of at least a majority in number of shares of the shareholders present in person or represented by proxy at such meeting and entitled to vote for the election of such Director.

     Section 3.5 Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office only until the next election of one or more Directors by the shareholders.

     Section 3.6 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Texas as may be fixed from time to time by the Board of Directors.

     Section 3.7 Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of shareholders and at the same place, unless by unanimous consent, the Directors then elected and serving shall change such time or place.

     Section 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

     Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the President on oral or written notice to each Director, given either personally, by telephone, by telegram or by mail; special meetings will be called on the written request of at least two (2) Directors. Except as may be otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     Section 3.10 Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

     Section 3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or


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

participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

     Section 3.12 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate committees, each committee to consist of two (2) or more Directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. Such committee or committees will have such name or names as may be designated by the Board of Directors and will keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 3.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

     Section 3.14 Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.15 Organization. The Board of Directors shall elect a Chairman to preside at each meeting of the Board of Directors. The Board of Directors shall elect a Secretary to record the discussions and resolutions of each meeting.

                                   ARTICLE IV

                                     NOTICE

     Section 4.1 Form of Notice. Whenever by law, the Articles of Incorporation or these Bylaws, notice is to be given to any Director or shareholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Corporation at least three (3) days prior to the meeting or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.




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

     Section 4.2 Waiver. Whenever any notice is required to be given to any shareholder or Director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such shareholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Members of the Board of Directors or any committee designed by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                    ARTICLE V

                               OFFICERS AND AGENTS

     Section 5.1 In General. The officers of the Corporation will be elected by the Board of Directors and will be a President, Secretary and a Treasurer, each of whom shall be eighteen years old or older and who shall be elected by the Board of Directors at its annual meeting. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers. Any two (2) or more offices may be held by the same person.

     Section 5.2 Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, will elect the officers, none of whom need be a member of the Board of Directors.

     Section 5.3 Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.

     Section 5.4 Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board of Directors, if so authorized by the Board of Directors.

     Section 5.5 Term of Office and Removal. Each officer of the Corporation will hold office until the next succeeding annual meeting of the Board and until their respective successors are elected and shall qualify, his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.




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

     Section 5.6 Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten (10) years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

     Section 5.7 Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the shareholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

     Section 5.8 President. The President will be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He will, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

     Section 5.9 Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice
President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

     Section 5.10 Secretary. The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 5.11 Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.




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

     Section 5.12 Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 5.13 Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

     Section 5.14 Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

     Section 6.1 Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which shareholders are entitled, will be delivered to each shareholder. Such certificates will be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 6.2 Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount



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

double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the Corporation), a new certificate may be issued of the same tenor and representing the same number, class and series as were represented by the certificate alleged to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

     Section 6.3 Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Certificate of Incorporation or authorized therein, shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer [and payment of all taxes therefore], it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.4 Transfer Agent. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the Corporation shall act as transfer agent of the certificates representing the shares of stock of the Corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 2.3, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Each shareholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure so to do will relieve the Corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

     Section 6.5 Registered Shareholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.



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

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 7.1 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Texas Business Corporation Act and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than [fifty (50)] days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than [fifty
(50)] days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

     Section 7.2 Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

     Section 7.3 Telephone and Similar Meetings. Shareholders, Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

     Section 7.4 Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section 7.5 Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

     Section 7.6 Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.



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

     Section 7.7 Indemnification. The Corporation will indemnify its Directors to the fullest extent permitted by the Texas Business Corporation Act and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

     Section 7.8 Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

     Section 7.9 Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

     Section 7.10 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

     Section 7.11 Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

     Section 7.12 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.





















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